ARTICLES OF MERGER OF
                          MINERAL SPECIALTIES, INC. AND
                              IRVINE FLY ASH, INC.
                                  WITH AND INTO
                               ISG RESOURCES, INC.

     Pursuant to the provisions of section 16-10a-1104 of the Utah Revised Business Corporation Act (the "Act"), ISG Resources, Inc., a Utah corporation (the "Corporation"), hereby adopts and files the following Articles of Merger relating to the merger of Mineral Specialties, Inc., a Montana corporation, and Irvine Fly Ash, Inc., an Ohio corporation (individually, the "Subsidiary" and collectively, the "Subsidiaries"), with and into the Corporation, with the Corporation being the surviving corporation.

     FIRST: The name and place of incorporation of each corporation which is a party to this merger are as follows:

        Name of Corporation                         Place of Incorporation
        -------------------                         ----------------------
        ISG Resources, Inc.                         Utah

        Mineral Specialties, Inc.                   Montana

        Irvine Fly Ash, Inc.                        Ohio

     SECOND: A true and correct copy of the Agreement and Plan of Merger between the Subsidiaries and the Corporation is attached hereto as Exhibit "A" (the "Plan"). Pursuant to the Plan, each Subsidiary will merge with and into the Corporation.

     THIRD: Immediately prior to the merger, the Corporation owned 100% of the outstanding shares of each Subsidiary.

     FOURTH: The Corporation is the surviving corporation of the merger and all the provisions of section 16-10a-1103(7) of the Act were met with respect to the merger. Therefore, in accordance, with section 16-10a-1104(3) of the Act, the shareholders of the Corporation and Subsidiaries are not required to vote on the Plan.

     FIFTH: The effective date of the merger is July 31, 1999. The Corporation is the sole shareholder of each Subsidiary. Accordingly, the mailing requirements of section 16-10a-1104(4) of the Act are inapplicable and the effective date complies with section 16-10a-1104(5) of the Act.

     IN WITNESS WHEREOF, the undersigned executed these Articles of Merger on this day of July, 1999.

                                     ISG RESOURCES, INC.


                                     By:
                                         ------------------------
                                         Brett A. Hickman
                                         Senior Vice President and Secretary